Exhibit 10.4
PALO ALTO NETWORKS, INC.
AMENDED AND RESTATED OUTSIDE DIRECTOR COMPENSATION POLICY
(Last amended February 16, 2022)
Palo Alto Networks, Inc. (the “Company”) believes that the granting of compensation to the members of its Board of Directors (the “Board,” and members of the Board, the “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (the “Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to attract, retain, and reward these individuals and align their financial interests with those of our stockholders. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2021 Equity Incentive Plan, as amended from time to time or any other equity incentive plan that is the primary equity incentive plan used by the Company, as may be adopted from time to time (the “Plan”). Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the payments the Outside Director receives under this Policy.
This Policy will be effective with respect to awards granted on and after the date of the Company’s Annual Meeting (as defined below) occurring in 2021, with such date referred to as the “Effective Date”.
1.Cash Compensation
Currently, no cash compensation will be paid to Outside Directors under the Policy.
2.Equity Compensation
Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the Plan (or the applicable equity plan in place at the time of grant), including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Section 2 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(a)    No Discretion. No person will have any discretion to select which Outside Directors will be granted any Awards under this Policy or to determine the number of Shares to be covered by such Awards, except pursuant to Section 6 below.
(b)    Initial Awards. Subject to the Plan, each person who first becomes an Outside Director following the Effective Date, whether through election by the stockholders of the Company or appointment by the Board, will be granted an Award of restricted stock units with a value of $1,000,000 (the “Initial Award”). Such grant will be made consistent with the Company’s standard monthly practice for granting equity awards to new-hire employees. The number of Initial Award shares will be based on the average closing price of the Company’s common stock over the 30 calendar days prior to the 15th day of the month in which the grant occurs; provided, however, that the number of Shares covered by an Initial Award will be rounded down to the nearest whole Share. For the avoidance of doubt, an Initial Award will not be provided to a Director who was an Inside Director but then ceases to be an Employee and thereby becomes an Outside Director. Subject to Section 13 of the Plan, each Initial Award will vest as to one third (1/3rd) of the shares covered by the Initial Award on the first anniversary of the date of grant, and the remaining shares will vest quarterly over the following two years (except that if the Initial Award was granted at an Annual Meeting, the last quarterly vesting date of each year shall occur on the earlier of (x) the month and day of the Annual Meeting in which the Award was granted; or (y) immediately prior to the scheduled Annual Meeting of that year), subject to the Outside Director’s continuing to be a Service Provider as of each such date.

(c)    Annual Awards.
Subject to the Plan, each Outside Director automatically will be granted an Award of restricted stock units (a “Director Award”) with a Value of $300,000, provided that the number of Shares covered by each Director Award will be rounded down to the nearest whole Share, which grant will be effective on the date of each annual meeting of stockholders (each, an “Annual Meeting”), provided that any Outside Director who is not continuing as a Director following the applicable Annual Meeting will not receive a Director Award with respect to such Annual Meeting.
In addition, subject to the Plan, the Company’s Lead Independent Director will be granted an Award of restricted stock units (a “Lead Director Award”) with a Value of $50,000, provided that the number of Shares covered by each Lead Director Award will be rounded down to the nearest whole Share, which grant will be effective on the date of each Annual Meeting beginning with the first Annual Meeting occurring on or after the Effective Date, provided that any Outside Director who is not continuing as a Lead Independent Director following the applicable Annual Meeting will not receive an Lead Director Award with respect to such Annual Meeting.
In addition, subject to the Plan, each Outside Director who is a chairperson or member of the three standing committees of our board of directors will receive additional Awards of restricted stock units (“Committee Awards” and together with the Director Awards and Lead Director Awards, the “Annual Awards”) for committee service having the Values below, provided that the number of Shares covered by each Committee Award will be rounded down to the nearest whole Share, which grant will be effective on the date of each Annual Meeting beginning with the first Annual Meeting occurring on or after the Effective Date, provided that any Outside Director who is not continuing as a chairperson or member of the three standing committee of our board of directors following the applicable Annual Meeting will not receive a Committee Award with respect to such Annual Meeting:
Chair of Audit Committee: $35,000

Member of Audit Committee: $20,000

Chair of Compensation and People Committee: $25,000

Member of Compensation and People Committee:     $15,000

Chair of ESG and Nominating Committee: $15,000

Member of ESG and Nominating Committee: $10,000

Member of Security Committee: $50,000

To be eligible to receive Annual Awards each year, an Outside Director must have served on the Board for at least nine (9) months prior to the date of each Annual Meeting. Annual Awards will vest quarterly over a period of one year, subject to the Outside Director’s continuing to be a Service Provider as of each such date, with the last quarterly vesting date occurring on the earlier to occur of the one-year anniversary of the date of grant or immediately prior to the Annual Meeting occurring in the year following the date of grant.
For purposes of the Annual Awards, “Value” will be determined based on the average closing price of our common stock on the NYSE during the 30 calendar days ending on the date of the Annual Meeting.
(e)    Terms Applicable to All Awards Granted Under this Policy.
(i)    The vesting of all Awards will accelerate and vest upon a Change in Control.

(ii)    If permitted by the Company, Directors will be permitted to defer the settlement of an Award granted in accordance with this Policy pursuant to any rules approved by the Company and in accordance with Section 409A.
3.Expenses
Each Director’s reasonable, customary and properly documented travel expenses to attend Board meetings will be reimbursed by the Company. Additionally, Directors shall be eligible for continuing education expense reimbursement in accordance with the Company’s Board of Directors Continuing Education Policy.
4.Additional Provisions
    All provisions of the Plan and form of award agreement approved for use under the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors.
5.Section 409A
In no event will compensation, if any, or, or to the extent taxable to the Outside Director, travel reimbursement payments, under this Policy be paid after the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the compensation is earned or expenses are incurred, as applicable, or (b) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply.
6.Revisions
The Board in its discretion may at any time change and otherwise revise the terms of the compensation granted under this Policy. The Board in its discretion may at any time change and otherwise revise the terms of Awards granted under this Policy, including, without limitation, the number of Shares subject thereto, for Awards of the same or different type granted on or after the date the Board determines to make any such change or revision. If, on the date of an Award grant under this Policy, an equity incentive plan other than the Plan is the primary equity incentive plan used by the Company, all references to the Plan in this Policy shall, with respect to such Award, be deemed to refer to the Company’s primary equity incentive plan in use at the time of such Award grant. The Board in its discretion may at any time suspend or terminate the Policy.

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